UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: December 6, 2007

MEXORO MINERALS, LTD.

(Exact name of registrant as specified in its charter)

Colorado	0-23561	84-1431797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Division de Norte 305-B Col San Felipe Chihuahua, Chih., Mexico
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: 52 614 426 5505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01

CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

a)

Previous Independent Accountant

On December 6, 2007, SmytheRatcliffe Chartered Accountants (“SmytheRatcliffe”), 7th Floor, Marine Building, 355 Burrard Street, Vancouver, BC Canada V6C2G8, resigned as the auditor for Mexoro Minerals, Ltd. (the “Company”).

The reports of SmytheRatcliffe on the Company’s financial statements for the past two fiscal years did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.   During the Company’s two most recent fiscal years and any subsequent interim period up to and including the date of SmytheRatcliffe’s resignation, there have been no disagreements with SmytheRatcliffe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of SmytheRatcliffe, would have caused them to make reference thereto in their report on the financial statements for such periods.

On December 10, 2007, the Company provided a draft copy of this report on Form 8-K to SmytheRatcliffe, requesting their comments on the information contained herein.  The responsive letter from SmytheRatcliffe Charter Accountants is herewith filed as an exhibit to this current report on Form 8K.

b)

New Independent Accountant

On December 7, 2007, the Board of Directors of the Company appointed the firm of Meyler & Company, LLC, One Arin Park, 1715 Highway 35, Middletown, NJ 07748, as the independent auditor of the Company for the fiscal year ending February 28, 2008.  During the two most recent fiscal years or subsequent interim period, neither the Company, nor anyone on its behalf, consulted with Meyler & Company, LLC regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did the entity of Myler & Company, LLC, provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue. Further, during the Company's two most recent fiscal years or subsequent interim period, the Company has not consulted the entity of Myler & Company, LLC, on any matter that was the subject of a disagreement or a reportable event.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibit 16.1 - Responsive Letter from SmytheRatcliffe Charter Accountants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEXORO MINERALS, INC.

By: /S/

 Robert Knight

 Robert Knight, President

Date: December 12, 2007